IMAX CORPORATION

EXHIBIT 21

SUBSIDIARIES OF IMAX CORPORATION

Company Name	Jurisdiction of Organization	Percentage Held by Registrant
3183 Films Ltd.	Canada	100
1329507 Ontario Inc.	Ontario	100
2328764 Ontario Ltd.	Ontario	100
4507592 Canada Ltd.	Canada	100
6822967 Canada Ltd.	Canada	100
7096194 Canada Ltd.	Canada	100
7096267 Canada Ltd.	Canada	100
7096291 Canada Ltd.	Canada	100
7103077 Canada Ltd.	Canada	100
7109857 Canada Ltd.	Canada	100
7214316 Canada Ltd.	Canada	100
7550324 Canada Inc.	Canada	100
7550391 Canada Ltd.	Canada	100
7550405 Canada Ltd.	Canada	100
7742266 Canada Ltd.	Canada	100
7742274 Canada Ltd.	Canada	100
Animal Orphans 3D Ltd.	Ontario	100
Arizona Big Frame Theatres, L.L.C.	Arizona	100
Baseball Tour, LLC	Delaware	33 1/3
Coral Sea Films Ltd.	Canada	100
ILW Productions Inc.	Delaware	100
IMAX (Barbados) Holding, Inc.	Barbados	100
IMAX (Hong Kong) Holding, Limited	Hong Kong	100
IMAX China Holding, Inc.	Cayman Islands	100
IMAX China (Hong Kong), Limited	Hong Kong	100
IMAX (Shanghai) Multimedia Technology Co., Ltd.	People’s Republic of China	100
IMAX (Shanghai) Theatre Technology Services Co., Ltd.	People’s Republic of China	100
IMAX Chicago Theatre LLC	Delaware	99
IMAX 3D TV Ventures, LLC	Delaware	100
IMAX II U.S.A. Inc.	Delaware	100
IMAX Indianapolis LLC	Indiana	100
IMAX International Sales Corporation	Canada	100
IMAX Japan Inc.	Japan	100
IMAX Minnesota Holding Co.	Delaware	100
IMAX Music Ltd.	Ontario	100
IMAX Post/DKP Inc. (formerly DKP 70 MM Inc.)	Delaware	100
IMAX PV Development Inc.	Delaware	100
IMAX Rhode Island Limited Partnership	Rhode Island	99
IMAX (Rochester) Inc.	Delaware	100
IMAX Scribe Inc.	Delaware	100
IMAX Space Ltd.	Ontario	100
IMAX Space Productions Ltd.	Canada	100
IMAX Spaceworks Ltd.	Canada	100
IMAX Theatre Holding Co.	Delaware	100
IMAX Theatre Holdings (OEI), Inc.	Delaware	100
IMAX Theatre Management Company	Delaware	100
IMAX Theatre Services Ltd.	Ontario	100
IMAX U.S.A. Inc.	Delaware	100
Madagascar Doc 3D Ltd.	Canada	100
Magnitude Productions Ltd.	Canada	100
Nyack Theatre LLC	New York	99
Raining Arrows Productions Ltd.	Canada	100
Ridefilm Corporation	Delaware	100
Ruth Quentin Films Ltd.	Canada	100
Sacramento Theatre LLC	Delaware	99
Sonics Associates, Inc.	Alabama	100
Starboard Theatres Ltd.	Canada	100
Strategic Sponsorship Corporation	Delaware	100
Taurus-Littrow Productions Inc.	Delaware	100
The Deep Magic Company Ltd.	Canada	100
Walking Bones Pictures Ltd.	Canada	100